Exhibit 99.1

CCG ANNOUNCES STAGED ACQUISITION OF
COPPER BEECH TOWNHOME COMMUNITIES;
INITIAL INVESTMENT OF $262 MILLION IN ENTITY WITH A TOTAL ENTERPRISE VALUE OF $970 MILLION

– CCG will launch an equity follow-on offering to fund acquisition –
– Initial stage purchases a 48% ownership in 5th largest U.S. student housing company(1) –
– Creates 2nd largest public student housing platform in United States by beds, with ownership interests in 81 properties with nearly 42,000 beds in 57 unique markets(2) –
– Complementary and scalable townhouse product and brand –

Charlotte, NC – February 27, 2013 – Campus Crest Communities, Inc. (“CCG”) (NYSE: CCG), today announced that it has signed a purchase and sale agreement to acquire Copper Beech Townhome Communities, LLC and affiliates (“Copper Beech”). The initial stage of the investment represents a 48% equity interest in a portfolio of 35 student housing properties. Pursuant to the purchase and sale agreement, CCG has the right, but not the obligation, to acquire the remaining 52% interest in the Copper Beech portfolio in stages over a period of up to three years at fixed prices. Total consideration for the initial stage of the investment includes $230.2 million to acquire equity interests and repay debt in Copper Beech and a $31.7 million loan to the existing investors. The loan carries an interest rate of 8.5% per annum, has a term of three years and is secured by the investors’ remaining equity stakes in Copper Beech. CCG’s investment is contingent upon successful completion of a follow-on equity offering and does not include a break-up penalty. Upon completion of the initial stage of the investment, Copper Beech will have $469.1 million of mortgage debt with a weighted average interest rate of 5.7% per annum and an average term of 4.2 years to maturity(3).

Copper Beech, which was founded in 1994, is the fifth largest student housing operator in the United States, with a portfolio of approximately 16,645 beds(1). For 20 years, it has been a vertically integrated developer, owner and operator of a unique, market-tested, branded townhome student housing product. The Copper Beech portfolio consists of 35 student housing properties, including two phase II development properties scheduled to open in fall 2013, plus one undeveloped land parcel in Charlotte, NC and Copper Beech’s corporate office building in State College, PA. Copper Beech has utilized its vertically integrated platform to develop 30 of its 35 properties. As of February 13, 2013, the operating portfolio had an average occupancy of 98.5%, marking three consecutive years with occupancy levels in excess of 98%.

(1)	Student Housing Business as of 10/31/2012
(2)	Public company filings
(3)	Excludes $19.7 million of construction loans expected to close in the first quarter of 2013

CCG’s investment will give it additional scale and diversification, with interests in a combined portfolio of nearly 42,000 beds (includes 2013 deliveries for CCG and Copper Beech and CCG’s Philadelphia, PA development), creating the second largest public student housing platform in the United States by beds. The high-quality, well-located townhome portfolio complements CCG’s existing portfolio and prototypical Grove product. A summary of the pro forma CCG portfolio is set forth in the table below:

	CCG		Copper Beech		Pro Forma
Enterprise Value (in billions)	$0.9	(1)	$0.5	(2)	$1.4	(1)
Operating Properties	39	(3)	33	(4)	72
Developments	7	(5)	2		9
Total Beds (6)	25,298		16,645		41,943
Occupancy	90.4%	(7)	98.5%	(7)	93.9%
Age (years) (8)	3.4		7.1		4.9
Markets	45		18		57
Enrollment (all students - AY 12/13) (9)	17,470		28,700		21,927
Tuition	$9,951		$10,378		$10,120

(1) Based on closing share price of $12.53 as of 02/26/2013

(2) Enterprise Value attributable to CCG’s investment in Copper Beech plus pro rata share of debt

(3) Includes 32 wholly-owned and seven joint venture properties

(4) All operating properties excluding Copper Beech head office and Charlotte land parcel

(5) Includes three wholly-owned and three joint venture projects for 2013 and Philadelphia joint venture for 2014

(6) Includes 2013 deliveries for CCG and Copper Beech and CCG’s Philadelphia, PA development

(7) CCG occupancy as of 12/31/2012 and Copper Beech occupancy as of 02/13/2013

(8) CCG average age based on current operating properties

(9) Fall 2012 overall enrollment from university websites. Fall 2011 enrollment if fall 2012 enrollment not available

"The proposed acquisition of Copper Beech is an excellent opportunity for Campus Crest. Not only are we able to add another successful operation, but we are adding a scalable second brand and product line that has great market acceptance and complements our already existing brand, The Grove. We believe this is an accretive and diversifying transaction for Campus Crest,” said Ted W. Rollins, CCG’s Co-Founder, Co-Chairman and Chief Executive Officer. “It has been a pleasure working with Dr. McWhirter to structure a deal that provides us the opportunity to acquire the nearly $1 billion Copper Beech portfolio over the next three years.”

Transaction Highlights

•	Increased Size & Portfolio Diversification

o	Creates 2nd largest public student housing platform in U. S. by beds, with ownership interests in 81 properties with nearly 42,000 beds (includes 2013 deliveries for CCG and Copper Beech and CCG’s Philadelphia, PA development) in 57 unique markets

o	Complementary and scalable townhouse product, price point and brand will provide CCG ability to roll out both product types in each market

o	Copper Beech properties located in 18 university markets, with an average enrollment of nearly 28,000, in 13 states

o	Provides CCG entry into 12 new markets

•	High-Quality, Well-Located Student Housing Communities

o	98.5% occupancy for 2012 / 2013 academic year and over 98% occupancy for prior two academic years

o	Developed 30 of 35 student housing properties in-house with an average property age of approximately seven years

o	Longstanding track record in leading university markets, including six Tier I universities(1) such as Penn State, Indiana University, and Purdue

o	Attractive scale and operating margins

•	Experienced Management Team

o	Dr. Jack McWhirter, Founder & Chief Executive Officer of Copper Beech, has 20 years of experience in the student housing industry

o	Existing management team will continue to manage the operations

o	Copper Beech has been an innovator in townhome student housing product since its founding in 1994

•	Internal & External Growth Opportunities

o	Potential for synergies as platforms are centralized, ancillary services expanded and economies of scale achieved in overlapping markets

o	Portfolio includes land for future development opportunities

•	Favorable Structure & Accretive Transaction

o	Transaction expected to be accretive in first full year of ownership

o	Attractive investment cap rate and purchase price relative to cost of capital

o	48% ownership in initial stage of the investment

o	Transaction contingent upon successful completion of equity offering by CCG

o	CCG has the right, but not the obligation, to acquire the remaining equity in the Copper Beech portfolio over three years at fixed prices

o	CCG’s pro forma leverage, including its pro rata share of Copper Beech debt, is expected to increase slightly to approximately 40% of total market capitalization

Transaction Terms

The transaction has been approved by CCG’s Board of Directors. Pursuant to the purchase agreement, CCG has the right, but not the obligation, to acquire additional interests in the Copper Beech portfolio over a period of up to three years at fixed prices. The initial investment of $261.9 million for the initial stage includes $230.2 million to acquire equity interests and to repay approximately $106.7 million existing debt in Copper Beech and an additional $31.7 million loan to the existing investors secured by the investors’ remaining equity stakes in Copper Beech. CCG will earn a preferred return of $13 million in the first year of the investment plus 48% of distributable cash flows plus interest on the loan to existing investors. Within 14 months of the initial close, CCG has the option to acquire an additional 27.0% interest in the Copper Beech portfolio; within 26 months of the initial close, CCG has the option to acquire an additional 13.9% interest; and, within 38 months of the initial close, CCG has the option to acquire the remaining 11.1% interest. If CCG exercises each of the purchase options, it expects that by the end of the second quarter of 2016 it will hold 100% of the interests in the Copper Beech portfolio. The aggregate purchase price upon exercise of the three purchase options is approximately $404.2 million plus total debt repayment of approximately $146.7 million.

(1) U.S. News & World Report 2013 College Rankings List

CCG will name one member of the two member Copper Beech portfolio board of directors. Major decisions will require unanimous consent of the board. In addition, Copper Beech will continue to manage the day-to-day operations of the portfolio until CCG owns 88.9% of the Copper Beech portfolio.

Completion of the transaction is subject to the successful completion of a follow-on equity offering and customary closing conditions. CCG expects the initial stage of the acquisition to close during the first or second quarter of 2013, although there can be no assurance that the transaction will close or, if it does, when the closing will occur.

Barclays and Raymond James served as exclusive financial advisors to CCG, and Hogan Lovells US LLP and Bradley Arant Boult Cummings LLP acted as CCG’s legal advisors.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading developer, builder, owner and manager of high-quality, residence life focused student housing properties located close to college campuses in targeted U.S. markets. CCG is a self-managed, self-administered and vertically-integrated real estate investment trust which operates all of its properties under The Grove® brand. CCG owns interests in 39 operating student housing properties containing approximately 20,884 beds. CCG plans to deliver six projects containing approximately 3,564 beds in the third quarter of 2013. Additionally, CCG is developing a 33-story student housing tower in Philadelphia, PA containing approximately 850 beds for delivery in the third quarter of 2014. Since its inception, CCG has focused on customer service, privacy, on-site amenities and its proprietary residence life programs to provide college students across the United States with a higher quality of living.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by CCG, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CCG intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CCG’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the proposed transaction (including but not limited to (i) the occurrence of any effect, event, development, or change that could give rise to the termination of the purchase and sale agreement, (ii) the failure to complete the proposed transaction, and (iii) the failure of any party to satisfy the conditions to the closing of the transaction. All forward-looking statements reflect CCG’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, CCG disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause CCG’s future results to differ materially from any forward-looking statements, see the risk factors discussed in CCG’s most recent Annual Report on Form 10-K.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the related prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter participating in the offering will arrange to send you the prospectus if you request it by calling Raymond James & Associates, Inc. at (800) 248-8863 or Barclays Capital Inc. at (888) 603-5847.

Contact: Erik Johnson Vice President of Finance (704) 496-2504 erik.johnson@campuscrest.com	Thomas Nielsen Associate, Finance & Investor Relations (704) 496-2571 thomas.nielsen@campuscrest.com